Exhibit 10-k-3

AMENDMENT NO. 3 TO LOAN AGREEMENT

THIS AMENDMENT NO. 3 TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of November 6, 2006, with respect to that certain Loan Agreement dated as of September 19, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among ARVINMERITOR RECEIVABLES CORPORATION, a Delaware corporation, as “Borrower,” ARVINMERITOR, INC., an Indiana corporation in its capacity as the initial “Collection Agent,” THREE PILLARS FUNDING LLC, a Delaware limited liability company, and SUNTRUST BANK, a Georgia banking corporation, as “Lenders”, and SUNTRUST CAPITAL MARKETS, INC., a Tennessee corporation, as “Three Pillars Agent” and as “Administrative Agent”. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Loan Agreement.

BACKGROUND

The parties wish to amend the Loan Agreement on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

1. Amendments.

(a)          From and after the date, if any, when the Administrative Agent notifies the Borrower and the Collection Agent in writing that it is reasonably satisfied with the accuracy of a Monthly Report prepared after September 18, 2006, Exhibit F to the Loan Agreement shall be amended and restated in its entirety to read as set forth in Exhibit 1 hereto, without the necessity of any further action on the part of any party to the Loan Agreement.

(b)          Effective on November 6, 2006, the definition of “Receivable” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Receivable” means all indebtedness and other obligations owed to an Originator at the times it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising from the sale of goods or the provision of services by such Originator and further includes, without limitation, the applicable Obligor’s obligation to pay any Finance Charges, freight charges and other obligations of such Obligor with respect thereto; provided, however, in no event shall (i) indebtedness or obligations of Tower Automotive, Inc. or any of its subsidiaries to any Originator existing as of the Closing Date, (ii) indebtedness and obligations of General Motors Corporation or Ford Motor Corporation or any of their respective subsidiaries existing as of any date, or (iii) any indebtedness or obligations owed at any time to ArvinMeritor OE, LLC arising from the sale of goods or the rendition of services at or from the facility located at 181 Bennett

Drive, Pulaski, Tennessee, constitute “Receivables.” Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the Obligor or applicable Originator treats such indebtedness, rights or obligations as a separate payment obligation.

2. Consent; Financing Statements. In furtherance of the foregoing:

(a) each of the Agents and the Lenders hereby consents to the execution, delivery, and performance by the Borrower and the Originators of an amendment to the Receivables Sale Agreement in form and substance as Exhibit 2 attached hereto,

(b) the Administrative Agent is hereby authorized to amend all financing statements filed in connection with the Receivables Sale Agreement naming the Originators, as debtors/sellers, and the Borrower, as secured party/purchaser, to exclude from the collateral described therein all Designated Receivables as defined in the Receivables Sale Agreement, as amended, and

(c) the Administrative Agent is hereby authorized to amend all financing statements naming the Borrower as debtor filed in connection with the Transaction Documents to release from the collateral covered thereby all indebtedness and obligations that are excluded from the definition of “Receivables” in the Loan Agreement pursuant to the proviso in the first sentence of that definition, as amended hereby.

3. Representations. In order to induce the Agents and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Agents and the Lenders that no Significant Event or Unmatured Significant Event exists and is continuing as of the date hereof.

4. Effectiveness. This Amendment shall become effective and shall inure to the benefit of the Borrower, the Collection Agent, the Lenders, the Agents and their respective successors and assigns when the Administrative Agent shall have received one or more counterparts of (i) this Amendment, duly executed and delivered by each of the parties hereto, and (ii) the amendment to the Receivables Sale Agreement in the form of Exhibit 2 hereto, duly executed and delivered by the Borrower and the Originators.

5. Ratification. Except as expressly amended above, the Loan Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK

(WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ARVINMERITOR RECEIVABLES CORPORATION, AS BORROWER

By: /s/ Mary A. Lehmann

Name: Mary A. Lehmann

Title:	Vice President and Treasurer

ARVINMERITOR, INC., AS INITIAL COLLECTION AGENT

By: /s/ Mary A. Lehmann

Name: Mary A. Lehmann

Title:	Vice President and Treasurer

THREE PILLARS FUNDING LLC, AS A CONDUIT LENDER

By: /s/ Doris J. Hearn

Name: Doris J. Hearn

Title:	Vice President

SUNTRUST BANK, AS A COMMITTED LENDER

By: /s/ William C. Humphries

Name: William C. Humphries

Title:	Managing Director

SUNTRUST CAPITAL MARKETS, INC., AS THREE PILLARS AGENT AND AS ADMINISTRATIVE AGENT

By: /s/ Michael G. Maza

Name: Michael G. Maza

Title:	Managing Director